INVESTOR
RELATIONS
INTERNATIONAL




Thomas Richfield                                  June 19, 2000
8000 Towers Crescent, Suite 640
Vienna, VA 22182



Dear Thomas:

Pursuant to your letter requesting the 250,000 shares of INFE.COM, please find them enclosed. Though I do not understand your reasoning for this as we hold a position in your company, I feel I have earned your offer of 25,000 shares as settlement to help cover expenses. I would like to be continually notified as press releases are distributed so I may forward them to appropriate shareholders.

Regards,

/s/Thomas Madden

Thomas Madden







_________________________________________________________________

    31919 First Ave. South - Federal Way, WA, USA 98003
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